Exhibit 32.1 CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the quarterly Report of Neptune Industries, Inc. (the "Company") on Form 10-QSB for the period ended November 19, 2007 as Filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ernest Papadoyianis, Chief Executive Officer, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all
Material respects, the financial condition and result of operations of the Company.

/s/ Ernest Papadoyianis
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Ernest Papadoyianis
Chief Executive Officer and
November 19, 2007